UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 5, 2010


                                  SEAOSPA, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Nevada                      000-53640                 26-1548693
       (State or Other                 (Commission              (IRS Employer
Jurisdiction of Incorporation)         File Number)          Identification No.)

                          3 Ha'hishtadrut St. Suite #6
                            Kiryat Yam, Israel 29056
               (Address of Principal Executive Office) (Zip Code)

      Registrant's telephone number, including area code: +1 (877) 841-5343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On March 5, 2010, Seaospa, Inc., a Nevada corporation ("Seaospa" or "Company"), entered into a voluntary share exchange transaction with Thwapr, Inc., a Delaware corporation, which is a mobile to mobile video and photo service provider ("Thwapr") pursuant to a Share Exchange Agreement (the "Exchange Agreement") by and among the Company, certain stockholders of the Company, Thwapr, and certain stockholders of Thwapr.

     The Company is a public reporting "shell company," as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. Following the Exchange Transaction, the stockholders of Thwapr will collectively own approximately 90% of the Company's issued and outstanding common stock, Thwapr will become the Company's wholly-owned subsidiary, and the Company will acquire the business and operations of Thwapr.

     The Exchange Agreement contains customary representations, warranties, and conditions to closing. The following description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01.

     Issuance of Common Stock and Warrants. At the closing of the transactions contemplated by the Exchange Agreement, the Company will issue no less than 142,576,508 shares of its common stock and warrants to acquire no less than 12,171,363 shares of its common stock to the stockholders of Thwapr in exchange for 100% of the issued and outstanding capital stock of Thwapr (the "Exchange Transaction"). Immediately prior to the Exchange Transaction, the Company will have 14,609,754 shares of common stock issued and outstanding, subsequent to the Stock Split described below. Immediately after the Exchange Transaction, the Company will have no less than 157,186,262 shares of common stock issued and outstanding. The number of shares and warrants to be issued by the Company in the Exchange Transaction and, accordingly, the number of shares of the Company's common stock issued and outstanding after the Exchange Transaction are subject to adjustment in the event that Thwapr completes any financing transactions prior to the closing of the Exchange Transaction.

     Change in Management. As a condition to closing the Exchange Agreement, Mr. Yakov Terner will resign as President, Treasurer, and Director of the Company, and Mr. Yossi Benitah will resign as Secretary and Director of the Company. Prior to the closing of the Exchange Transaction, Messrs. Bruce Goldstein, Maurizio Vecchione, and Barry Hall, the current directors of Thwapr, will be appointed to the Company's board of directors. At the closing of the Exchange Transaction, Mr. Goldstein will be appointed President and Chief Executive Officer, and Mr. Hall will be appointed Chief Financial Officer, Treasurer, and Secretary. Other key members of the management team will include Mr. Eric Hoffert as Integrated Chief Technology Officer, Mr. Duncan Kennedy as Chief Operating Officer, and Mr. Leigh Newsome as Vice President of User Experience.

     Stock Split. As a further condition to the closing of the Exchange Agreement, the Company will undertake a recapitalization whereby each share of the Company's common stock shall be exchanged for three shares of the Company's common stock, with the same rights, privileges, and obligations (the "Stock Split"). Subsequent to the Stock Split, the authorized capital stock of Seaospa shall consist of 300,000,000 shares of common stock and 50,000,000 shares of preferred stock.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

     Not applicable.

(b) Pro Forma Financial Information.

     Not applicable.

(c) Shell Company Transactions.

     Not applicable.

(d) Exhibits.

     Exhibit
     Number                             Description
     ------                             -----------

      2.1 Share Exchange Agreement, dated March 5, 2010 by and among Seaospa, Inc., certain stockholders of Seaospa, Inc., Thwapr, Inc., and certain stockholders of Thwapr, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2010                       SEAOSPA, INC.


                                          By: /s/ Yakov Terner
                                             -----------------------------------
                                             Yakov Terner
                                             President

                                  EXHIBIT INDEX

     Exhibit
     Number                             Description
     ------                             -----------

      2.1 Share Exchange Agreement, dated March 5, 2010 by and among Seaospa, Inc., certain stockholders of Seaospa, Inc., Thwapr, Inc., and certain stockholders of Thwapr, Inc.